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                                                                     EXHIBIT (8)

                                POWER OF ATTORNEY



      KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints James H. Schropp as attorney-in-fact and agent for Linsang Partners LLC solely for the purpose of executing reports required under Section 13 of the Securities and Exchange Act of 1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.


                                    LINSANG PARTNERS LLC



Date:  May 7, 1998                    /s/ KWOK L. LI
                                    ---------------------------
                                    By: KWOK L. LI
                                    Title: